Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cognizant Technology Solutions Corporation of our report dated February 27, 2018 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Cognizant Technology Solutions Corporation's Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
June 29, 2018